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                                                                     EXHIBIT 5.1



                   [LETTERHEAD OF FULBRIGHT & JAWORSKI L.L.P.]


                                  June 25, 2002





InterVoice-Brite, Inc.
17811 Waterview Parkway
Dallas, Texas 75252

Ladies and Gentlemen:


         We have acted as counsel for InterVoice-Brite, Inc., a Texas corporation (the "Company"), in connection with the Company's preparation of the Registration Statement on Form S-3, as amended (the "Registration Statement") filed on June 14, 2002 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the resale by certain selling shareholders set forth therein of up to (i) 6,978,696 shares of the Company's common stock, no par value (the "Common Stock"), that are issuable upon conversion of $10.0 million in convertible notes issued by the Company on May 30, 2002 (the "Conversion Shares"), and (ii) 621,304 shares of Common Stock (the "Warrant Shares") that are issuable by the Company upon exercise of certain accompanying warrants issued by the Company on May 30, 2002 (the "Warrants").


         In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments as we have deemed necessary for the purposes of this opinion. We have also examined such certificates of public officials, corporate officers of the Company and of other persons as we have deemed relevant and appropriate as a basis for this opinion, and we have made no effort to independently verify the facts set forth in such certificates; however, nothing has come to our attention that contradicts any such facts. Further, in making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of each natural person signatory to any of the documents reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. In making the foregoing examinations, we have assumed that all representations and warranties made in such documents (other than those which are expressed herein as our opinion) were and are true, correct and complete.

         Based upon the foregoing, and subject to the exceptions, qualifications and limitations herein set forth, it is our opinion that the Conversion Shares and the Warrant Shares have been duly authorized and, when issued in the manner described in the Registration Statement (and, in the case of the Warrant Shares, against payment of the exercise price provided in the Warrants), will be duly and validly issued, fully paid and non-assessable.

         This opinion is given as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.




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InterVoice-Brite, Inc.
June 25, 2002
Page 2





         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the prospectus included as part of the Registration Statement.

                                              Very truly yours,

                                              /s/ FULBRIGHT & JAWORSKI L.L.P.

                                              Fulbright & Jaworski L.L.P.